UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2004

ANNUITY AND LIFE RE (HOLDINGS), LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	1-16561	66-0619270

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURE
EXHIBIT INDEX

Item 5. Other Events.

          On July 27, 2004, Annuity and Life Re (Holdings), Ltd. (the “Company”) issued a press release announcing that the New York Stock Exchange (the “NYSE”) has determined to suspend the Company’s common shares prior to the NYSE’s opening on Friday July 30, 2004. The press release also announced that the NYSE’s application to delist the common shares is pending the completion of applicable procedures. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: July 27, 2004	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 27, 2004